SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

RTG VENTURES, INC. (Exact name of registrant as specified in its charter.)

Florida	59-3666743
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

c/o Paykin Mahon Rooney & Krieg, LLP 185 Madison Avenue New York, NY 10016 (Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is
None	to be registered
Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-85072.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share (Title of Class)

ITEM 1.    DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The description of securities contained in the Registrant’s Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission on March 27, 2002, (File No. 333-85072) is incorporated by reference into this registration statement.

ITEM 2.    EXHIBITS.

     The following Exhibits are incorporated herein by reference to the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on March 27, 2002, (SEC file No. 333-85072). Such Exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	By-laws.
4.1	Specimen Stock Certificate.

SIGNATURES

     In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 1st day of October, 2007.

RTG VENUTURES, INC.
(Registrant)

By:	/s/ Linda Perry
Linda Perry, President, Principal Executive
Officer and a Member of the Board of Directors